Exhibit 10.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON REGULATION S UNDER THE 1933 ACT AND ARE ONLY OFFERED TO NON U.S. PERSONS PURSUANT TO THAT REGULATION. TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.  ANY HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. THE ISSUER OF THESE SECURITIES WILL NOT REGISTER ANY TRANSFER OF THESE SECURITIES NOT MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT HAS BEEN ISSUED PURSUANT TO THE TERMS OF THE WARRANT ASSIGNMENT, DATED MAY 21, 2013, BETWEEN PATRICK SCHILDKNECT AND THE HOLDER (AS DEFINED BELOW), AND THE WARRANT TO PURCHASE CAPITAL STOCK, DATED FEBRUARY 18, 2013, BETWEEN THE COMPANY (AS DEFINED BELOW) AND PATRICK SCHILDKNECT, AS AMENDED BY THE AMENDED AND RESTATED WARRANT TO PURCHASE CAPITAL STOCK, DATED AUGUST 30, 2013 BETWEEN THE COMPANY AND PATRICK SCHILDKNECT.

AMENDED AND RESTATED WARRANT TO PURCHASE CAPITAL STOCK

______________________________

Issue Date: August 30, 2013

Void after February 17, 2016

ONE HORIZON GROUP, INC., a Delaware corporation, and successor to One Horizon Group, Inc., a Pennsylvania corporation (the "Company"), hereby certifies that, for value received, Maya Ringler of im Gruet 4, 8805 Richterswil, Switzerland (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company up to an aggregate of 29,167 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at the Exercise Price (as defined in Section 2.2 below) and otherwise in accordance with the terms hereof.  Such Exercise Price and such amount of Common Stock reflect a 600-for-1 reverse stock split of the Company effected as of August 6, 2013.  The shares of fully paid, duly authorized and non-assessable Common Stock issuable upon exercise of this Warrant are referred to herein as the “Warrant Shares”.

SECTION 1. TERM OF THE WARRANT.  Subject to the terms and conditions hereof, at any time or from time to time after the date hereof and prior to 5:00 p.m., New York City time, on February 17, 2016 (the "Expiration Date"), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).  If this Warrant is not exercised on or prior to the Expiration Date, then this Warrant shall become void, and all rights thereunder in respect thereof shall cease at such time.

SECTION 2. EXERCISE OF THE WARRANT; RESTRICTIONS ON EXERCISE; EXERCISE PRICE.

2.1 EXERCISE OF THE WARRANT.

This Warrant may be exercised in full or in part by the Holder hereof by surrender of this Warrant, with the form of subscription attached hereto as Exhibit A duly executed by such Holder, to the Company at its principal office, accompanied by payment of the aggregate Exercise Price (as determined in accordance with this Section 2.1) for the number of Warrant Shares in respect of which such Warrant is then exercised as designated by Holder in the subscription. The aggregate Exercise Price shall be an amount equal to the product obtained by multiplying (a) the number of Warrant Shares to be purchased by the Holder by (b) the Exercise Price (as the same may be adjusted pursuant to Section 6 of this Agreement).  Payment of the aggregate Exercise Price shall be made wire transfer of funds or by certified or official bank check payable to the order of the  Company in the amount of such aggregate Exercise Price. The Exercise Price will be considered to have been paid only upon clearance of the wire transfer or check.

A stock certificate representing the Warrant Shares subscribed for will be issued and delivered as soon as practicable after the conditions set forth in this Section 2.1 have been satisfied.

2.2 EXERCISE PRICE.  The price per share at which the Warrant Shares shall be purchasable upon exercise of this Warrant shall be $5.94 per share of Common Stock, subject to adjustment as provided in Section 6 hereof (the "Exercise Price").

2.3 RESTRICTIONS ON EXERCISE.  This Warrant may not be exercised if the issuance of the Warrant Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.

2.4 PARTIAL EXERCISE.  In event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the remaining Warrant Shares will be issued.

SECTION 3. PAYMENT OF TAXES.  The Company will pay all documentary stamp taxes attributable to any issuance of the Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of this Warrant or any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant surrendered upon the exercise of this Warrant, and the Company shall not be required to issue or deliver any such securities unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

SECTION 4. MUTILATED OR MISSING WARRANT.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, if requested, upon delivery of an indemnity reasonably satisfactory to it the Company and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.  Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 5. RESERVATION OF WARRANT SHARES.  The Company shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, that number of shares of Common Stock sufficient to provide for the full exercise of this Warrant. The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant.

SECTION 6. ADJUSTMENT OF NUMBER OF WARRANT SHARES.  The number of Warrant Shares issuable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events set forth in Section 6.1 or 6.2 below.

6.1 Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock.  If the Company shall, at any time or from time to time after the date hereof, (a) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock, or (b) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased.  If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased. Any adjustment under this Section 6.1 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

6.2 Adjustment for Reorganization, Reclassification, Consolidation, Merger, etc.  In the event of any (a) capital reorganization of the Company, (b) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (c) consolidation or merger of the Company with or into another Person, (d) sale of all or substantially all of the Company's assets to another Person, or (e) other similar transaction (other than any such transaction covered by Section 6.1), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 6 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 6.2 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not affect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 6.2, the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2.1 instead of giving effect to the provisions contained in this Section 6.2 with respect to this Warrant.  For purposes hereof, “Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

6.3 Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

6.4 When No Adjustment Required.

(a) No adjustment need be made for a transaction referred to in Section 6.1 if the Holder is able to participate in the transaction on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

(b) No adjustment need be made:

(i) For the issuance to employees or directors of, or consultants to, the Company of shares of Common Stock or securities convertible into such shares pursuant to any plan currently in effect or subsequently adopted by the Board of Directors of the Company, or

(ii) for the issuance of rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(c) To the extent this Warrant becomes exercisable for cash, no adjustment need be made thereafter as to the cash.  Interest will not accrue on the cash.

SECTION 7. FRACTIONAL INTERESTS.  No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares.  If upon any exercise of this Warrant, a fraction of a share results, the Company will pay the cash value of any such fractional shares, calculated on the basis of the Exercise Price.

SECTION 8. REDEMPTION OF WARRANTS.  The Company shall be under no obligation under this Agreement to redeem this Warrant, and this Warrant shall not be redeemable at the Company's option.

SECTION 9. REPRESENTATION, WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER.

The Holder hereby represents and warrants to the Company that:

9.1 Authorization.  This Agreement constitutes the Holder's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies. The Holder represents that such Holder has full power and authority to enter into this Agreement.

9.2 Non-U.S. Person; Purchase for Own Account. The Holder is a non-U.S. person (as defined in Regulation S under the 1933 Act, hereinafter “Regulation S”) and is not acquiring the Warrant and the Warrant Shares (collectively, the “Securities”) for the account of any U.S. Person. The Securities are being acquired for investment for such Holder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act), and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

9.3 Disclosure of Information.  The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities.  The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder had access.

9.4 Investment Experience.  The Holder understands that the purchase of the Securities involves substantial risk.  The Holder (a) has experience as an investor in securities and acknowledges that the Holder is able to fend for itself, can bear the economic risk of its investment in the Securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interest in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

9.5 Accredited Investor Status.  The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

9.6 Restricted Securities.  The Holder understands that the Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder in as much as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.  The Holder understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities. The Holder understands that the Company is under no obligation to register any of the Securities.

9.7 No Solicitation.  At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

9.8 Market Standoff.  The Holder agrees in connection with any registration of the Company's securities under the 1933 Act that, upon the request of the Company or the underwriters managing any registered public offering of the Company's securities, Holder will not sell or otherwise dispose of any Warrant Shares or any other securities of the Company without the prior written consent of the Company or such managing underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters subject to all restrictions as the Company or the managing underwriters may specify generally.  The Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing; provided that, notwithstanding a request by the Company, the Holder shall not be restricted under this Section from selling or otherwise transferring or disposing of any Warrant Shares or other shares of stock of the Company at any time prior to the effective date of any registration statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the Warrant Shares subject to this Section and to impose stop transfer instructions.

9.9 Legends.  Holder acknowledges that neither this Warrant nor the Warrant Shares have been qualified or registered under the 1933 Act or any state securities laws, and therefore may not be sold or disposed of in the absence of such registration or qualification only pursuant to an exemption from such registration or qualification and in accordance with this Agreement. The stock certificate(s) representing the Warrant Shares will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and the Holder:

THE SECURITIES EVIDENCED HEREBY AND ANY UNDERLYING COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON REGULATION S UNDER THE ACT AND ARE ONLY OFFERED TO NON U.S. PERSONS PURSUANT TO THAT REGULATION. TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.  ANY HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. THE ISSUER OF THESE SECURITIES WILL NOT REGISTER ANY TRANSFER OF THESE SECURITIES NOT MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

9.10 Transfer Restrictions.

(a) The Holder agrees that for a period of six months from the date hereof (the “distribution compliance period”), in the event of an offer or sale of the Securities, the Holder will (i) ensure that the offer or sale is not made to  U.S. person; (ii) require the purchaser to certify that it is not a U.S. person and is not acquiring the Securities for the account or benefit of a U.S. person or is a U.S. person who purchased the Securities in a transaction that did not require registration under the 1933 Act;  (iii) require that the purchaser agree to resell the Securities only in accordance with Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration and not to engage in hedging transactions unless in compliance with the 1933 Act and (iv) disclose that the Securities have not been registered under the 1933 Act and cannot be sold in the United States or to U.S. persons absent registration under the 1933 Act or an exemption from such registration. In connection with such a sale, the Company will (i) ensure that the Securities bear a legend as set forth in Section 9.9 hereof; (ii) refuse to register any transfer of Securities not made in accordance with Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration; and (iii) send a confirmation to the purchaser stating that the purchaser is subject to the foregoing restrictions on offers and resales.

(b) Holder agrees not to sell, transfer or otherwise dispose of this Warrant or Warrant Shares, in whole or in part, unless:

(i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) such holder has notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act, whether in accordance with Regulation S or another exemption from registration.

 (c) The Holder agrees (i) he will not engage in hedging transactions unless in compliance with the 1933 Act and (ii) any resale of Securities will be made only in accordance with the provisions of Section 9.10(a) or Section 9.10(b) hereof.  The Holder acknowledges that the Company will refuse to register any disposition not made in accordance with the foregoing provisions.

(d) Notwithstanding the provisions of Section 9.10(a) and Section 9.10(b) above, no such registration statement or opinion of counsel shall be required for any transfer of this Warrant or the Warrant Shares in compliance with Rule 144 promulgated under the 1933 Act.

9.11 Transfer - General.  Subject to the terms hereof, this Warrant shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Company in its discretion. Upon any registration of transfer, the person to whom such transfer is made shall receive a new Warrant or Warrants as to the portion of the Warrant transferred, and the Holder shall be entitled to receive a new Warrant or Warrants from the Company as to the portion thereof retained. The designated transferee or transferees will be recorded in the register maintained by the Company as the Holder(s) of the new Warrant(s).

SECTION 10. NO RIGHTS AS STOCKHOLDER; NOTICES TO HOLDER. Nothing contained in this Agreement shall be construed as conferring upon the Holder or its permitted transferees the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

SECTION 11. NOTICES.  Any notices, requests and demands by the Holder to the Company pursuant to this Agreement to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of a facsimile notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed:

If to the Company, to:

One Horizon Group, Inc.
Weststrasse 1
Baar, CH6340
Switzerland

With a copy to:

Farrell Fritz, P.C.
1320 Rexcorp Plaza
Uniondale, NY 11566
Attention:  Lyle C. Mahler, Esq.
Fax:  (516) 336-2252

Any notices, requests and demands by the Company to the Holder pursuant to this Agreement to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three (3) days after being deposited in the mail, postage prepaid, or, in the case of a facsimile notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed to the Holder at its address as shown in the stock record books of the Company. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

SECTION 12. GOVERNING LAW; JURISDICTION; ATTORNEYS’ FEES.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereof. The parties hereto irrevocably (a) submit to the jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York, Counties of New York, Nassau or Suffolk, in any action or proceeding arising out of or relating to this Agreement, (b) agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court, and (c) waive, to the fullest extent possible, the defense of an inconvenient forum.  The parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 hereof or in such other manner as may be permitted by law shall be valid and sufficient service thereof. In the event of litigation, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

SECTION 13. SUCCESSORS.  All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of the successors and assigns of the parties hereto.

SECTION 14. BENEFITS OF THIS AGREEMENT.  Nothing in this Agreement shall be construed to confer upon any person other than the Company and the Holder (and their respective successors and assigns) any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder, and their respective assignees.

SECTION 15. CAPTIONS.  The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect.

SECTION 16. COUNTERPARTS.  This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

SECTION 17. AMENDMENT, WAIVER AND COURSE OF DEALING.  No course of dealing or any delay or failure to exercise any right hereunder on the part of any party thereto shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such party.  This Warrant and any term hereof may be amended, waived or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver or termination is sought.

SECTION 18. FURTHER ASSURANCES.  From and after the date of this Agreement, the Company and the Holder shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

SECTION 19. ENTIRE AGREEMENT.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

[the next page is the signature page]

IN WITNESS WHEREOF, the Company has duly executed this Warrant as of the day and year first above written.

ONE HORIZON GROUP, INC.

Date	By:	/s/ Martin Ward
Name: Martin Ward
Title: Chief Financial Officer

Accepted and agreed,
/s/ Maya Ringer
Maya Ringer

EXHIBIT A

SUBSCRIPTION FORM

To:          ONE HORIZON GROUP, INC.
Weststrasse 1
Baar, CH6340
Switzerland
Attention:  Chief Executive Officer

1.           The undersigned hereby elects to exercise the Warrant issued to it by ONE HORIZON GROUP, INC., a Delaware corporation (the "Company"), pursuant to the Warrant to Purchase Capital Stock, issued on August 30, 2013, to and in the name of Maya Ringer, a copy of which is attached hereto (the "Warrant"), and to purchase thereunder __________ (___) shares of Common Stock of the Company (the “Warrant Shares”) and tenders herewith full payment of the aggregate Exercise Price (as defined in the Warrant) for such shares in accordance with the terms of the Warrant.

2.           Please issue a certificate or certificates representing said Warrant Shares in such name or names as specified below:

[INSERT NAME]
[INSERT ADDRESS]

___________________________________
(Signature of Holder)

Dated:  [INSERT DATE]